Term Sheet

Filed pursuant to Rule 433

Registration Statement No. 333-289967

January 12, 2026

United Mexican States

Terms and Conditions

3.875% Notes due 2031

Issuer:	United Mexican States

Transaction:	3.875% Notes due 2031 (the “2031 Notes”)

Issue Currency:	Euro

Issue Size:	€2,000,000,000

Ratings:	Baa2 / BBB / BBB- (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	May 16, 2031

Pricing Date:	January 12, 2026

Settlement Date:	January 16, 2026 (T+4)

Coupon:	3.875%

Coupon Payment Frequency:	Annual

Issue Price:	99.893%, plus accrued interest, if any, from January 16, 2026

Yield to Maturity:	3.891%

Re-offer Spread over Interpolated Mid-Swap:	135 bps

Reference Interpolated Mid Swap Rate:	2.541%

Reference Mid-Swap Rate:	2.516% (5-year) 2.591% (6-year)

Re-offer Spread over Reference Benchmark:	147.8 bps

Reference Benchmark:	DBR 0.000% due February 15, 2031

Reference Benchmark Price:	88.575%

Interest Payment Date:	Annually on May 16 of each year, commencing on May 16, 2027.

Optional Redemption:

Mexico will have the right at its option, upon giving not less than 10 days’ nor more than 60 days’ notice, to redeem the 2031 Notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to:

(a) if redeemed prior to April 16, 2031 (one month prior to the maturity date of the 2031 Notes) (the “2031 Notes Par Call Date”), the principal amount thereof, plus the Make-Whole Amount (as defined below), or (b) if redeemed on or after the 2031 Notes Par Call Date, the principal amount thereof, plus, in each case interest accrued but not paid on the principal amount of such 2031 Notes to the date of redemption.

“Make-Whole Amount” for this purpose means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the 2031 Notes to be redeemed (exclusive of interest accrued but not paid to the date of redemption), discounted to the redemption date (assuming the 2031 Notes matured on the 2031 Notes Par Call Date) on an annual basis (assuming the actual number of days in a 365- or 366-day year) at the Benchmark Rate (as defined under Description of the Notes—Optional Redemption – 2031 Notes in the Prospectus Supplement) plus 25 basis points over (ii) the principal amount of such 2031 Notes.

Gross Proceeds:	€1,997,860,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Day Count:	Act/Act

Business Day Convention:	If any payment date for the 2031 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	London

Underwriting Discount:	0.15%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). Application will also be made to the London Stock Exchange plc for the Notes to be admitted to trading on the London Stock Exchange plc’s International Securities Market (the “ISM”) and the London Stock Exchange plc’s Sustainable Bond Market. Neither the Euro MTF nor the ISM is a regulated market for the purposes of Directive 2014/65/EU or Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

ISIN:	XS3265539729

Joint Book-Running Managers /Allocation:

Banco Bilbao Vizcaya Argentaria, S.A. (16.67%)

Banco Santander, S.A. (16.67%)

BNP PARIBAS (16.67%)

Citigroup Global Markets Limited (16.67%)

Crédit Agricole Corporate and Investment Bank (16.66%)

Société Générale (16.66%)

Stabilization:	FCA/ICMA

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated August 29, 2025 accompanies this free writing prospectus and is available on the website of the Securities and Exchange Commission (the “SEC”) at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192745/d16847dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 12, 2026, for the 2031 Notes, is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312526009627/d24096d424b2.htm

Mexico’s Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on June  20, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525143490/d923801d18k.htm

Mexico’s Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  2, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525154816/d889327d18ka.htm

Mexico’s Amendment No. 2 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525162257/d88820d18ka.htm

Mexico’s Amendment No. 3 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525182796/d64663d18ka.htm

Mexico’s Amendment No. 4 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  29, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192697/d936243d18ka.htm

Mexico’s Amendment No. 5 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  15, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525202679/d943395d18ka.htm

Mexico’s Amendment No. 6 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525208946/d52405d18ka.htm

Mexico’s Amendment No. 7 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September 22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525210604/d947917d18ka.htm

Mexico’s Amendment No. 8 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on January  5, 2026 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312526001540/d15506d18ka.htm.

Mexico’s Amendment No. 9 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on January  9, 2026 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312526009104/d56807d18ka.htm.

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banco Bilbao Vizcaya Argentaria, S.A. at +1 (800) 422-8692, Banco Santander, S.A. at +1 (855) 403-3636, BNP PARIBAS at +1 (888) 854-5674, Citigroup Global Markets Limited at +1 (800) 831-9146, Crédit Agricole Corporate and Investment Bank at +1-(866) 807-6030, Société Générale at +1 (855) 881-2108.

MiFID II and UK MiFIR professionals/ECPs only / No EU PRIIPs or UK PRIIPs KID: Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2031 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2031 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2031 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Term Sheet

Filed pursuant to Rule 433

Registration Statement No. 333-289967

January 12, 2026

United Mexican States

Terms and Conditions

4.875% Notes due 2036

Issuer:	United Mexican States

Transaction:	4.875% Notes due 2036 (the “2036 Notes”)

Issue Currency:	Euro

Issue Size:	€1,750,000,000

Ratings:	Baa2 / BBB / BBB- (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	May 16, 2036

Pricing Date:	January 12, 2026

Settlement Date:	January 16, 2026 (T+4)

Coupon:	4.875%

Coupon Payment Frequency:	Annual

Issue Price:	99.641%, plus accrued interest, if any, from January 16, 2026

Yield to Maturity:	4.914%

Re-offer Spread over Interpolated Mid-Swap:	205 bps

Reference Interpolated Mid Swap Rate:	2.864%

Reference Mid-Swap Rate:	2.846% (10-year) 2.899% (11-year)

Re-offer Spread over Reference Benchmark:	200.4 bps

Reference Benchmark:	DBR 0.000% due May 15, 2036

Reference Benchmark Price:	74.350%

Interest Payment Date:	Annually on May 16 of each year, commencing on May 16, 2027.

Optional Redemption:

Mexico will have the right at its option, upon giving not less than 10 days’ nor more than 60 days’ notice, to redeem the 2036 Notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to:

(a) if redeemed prior to February 16, 2036 (three months prior to the maturity date of the 2036 Notes) (the “2036 Notes Par Call Date”), the principal amount thereof, plus the Make-Whole Amount (as defined below), or (b) if redeemed on or after the 2036 Notes Par Call Date, the principal amount thereof, plus, in each case interest accrued but not paid on the principal amount of such 2036 Notes to the date of redemption.

“Make-Whole Amount” for this purpose means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the 2036 Notes to be redeemed (exclusive of interest accrued but not paid to the date of redemption), discounted to the redemption date (assuming the 2036 Notes matured on the 2036 Notes Par Call Date) on an annual basis (assuming the actual number of days in a 365- or 366-day year) at the Benchmark Rate (as defined under Description of the Notes—Optional Redemption – 2036 Notes in the Prospectus Supplement) plus 30 basis points over (ii) the principal amount of such 2036 Notes.

Gross Proceeds:	€1,743,717,500

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Day Count:	Act/Act

Business Day Convention:	If any payment date for the 2036 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	London

Underwriting Discount:	0.17%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). Application will also be made to the London Stock Exchange plc for the Notes to be admitted to trading on the London Stock Exchange plc’s International Securities Market (the “ISM”) and the London Stock Exchange plc’s Sustainable Bond Market. Neither the Euro MTF nor the ISM is a regulated market for the purposes of Directive 2014/65/EU or Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

ISIN:	XS3265540909

Joint Book-Running Managers /Allocation:

Banco Bilbao Vizcaya Argentaria, S.A. (16.66%)

Banco Santander, S.A. (16.66%)

BNP PARIBAS (16.67%)

Citigroup Global Markets Limited (16.67%)

Crédit Agricole Corporate and Investment Bank (16.67%)

Société Générale (16.67%)

Stabilization:	FCA/ICMA

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated August 29, 2025 accompanies this free writing prospectus and is available on the website of the Securities and Exchange Commission (the “SEC”):

https://www.sec.gov/Archives/edgar/data/101368/000119312525192745/d16847dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 12, 2026, for the 2036 Notes, is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312526009627/d24096d424b2.htm

Mexico’s Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on June  20, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525143490/d923801d18k.htm

Mexico’s Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  2, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525154816/d889327d18ka.htm

Mexico’s Amendment No. 2 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525162257/d88820d18ka.htm

Mexico’s Amendment No. 3 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525182796/d64663d18ka.htm

Mexico’s Amendment No. 4 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  29, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192697/d936243d18ka.htm

Mexico’s Amendment No. 5 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  15, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525202679/d943395d18ka.htm

Mexico’s Amendment No. 6 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  19, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525208946/d52405d18ka.htm

Mexico’s Amendment No. 7 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  22, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525210604/d947917d18ka.htm

Mexico’s Amendment No. 8 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on January 5, 2026 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312526001540/d15506d18ka.htm.

Mexico’s Amendment No. 9 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on January  9, 2026 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312526009104/d56807d18ka.htm.

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banco Bilbao Vizcaya Argentaria, S.A. at +1 (800) 422-8692, Banco Santander, S.A. at +1 (855) 403-3636, BNP PARIBAS at +1 (888) 854-5674, Citigroup Global Markets Limited at +1 (800) 831-9146, Crédit Agricole Corporate and Investment Bank at +1-(866) 807-6030, Société Générale at +1 (855) 881-2108.

MiFID II and UK MiFIR professionals/ECPs only / No EU PRIIPs or UK PRIIPs KID: Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2036 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2036 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2036 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Term Sheet

Filed pursuant to Rule 433

Registration Statement No. 333-289967

January 12, 2026

United Mexican States

Terms and Conditions

5.375% Notes due 2040

Issuer:	United Mexican States

Transaction:	5.375% Notes due 2040 (the “2040 Notes”)

Issue Currency:	Euro

Issue Size:	€1,000,000,000

Ratings:	Baa2 / BBB / BBB- (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	May 16, 2040

Pricing Date:	January 12, 2026

Settlement Date:	January 16, 2026 (T+4)

Coupon:	5.375%

Coupon Payment Frequency:	Annual

Issue Price:	99.354%, plus accrued interest, if any, from January 16, 2026

Yield to Maturity:	5.435%

Re-offer Spread over Interpolated Mid-Swap:	240 bps

Reference Interpolated Mid Swap Rate:	3.035%

Reference Mid-Swap Rate:	3.025% (14-year) 3.056% (15-year)

Re-offer Spread over Reference Benchmark:	234.2 bps

Reference Benchmark:	DBR 4.250% due July 4, 2039

Reference Benchmark Price:	112.570%

Interest Payment Date:	Annually on May 16 of each year, commencing on May 16, 2027.

Optional Redemption:

Mexico will have the right at its option, upon giving not less than 10 days’ nor more than 60 days’ notice, to redeem the 2040 Notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to:

(a) if redeemed prior to February 16, 2040 (three months prior to the maturity date of the 2040 Notes) (the “2040 Notes Par Call Date”), the principal amount thereof, plus the Make-Whole Amount (as defined below), or (b) if redeemed on or after the 2040 Notes Par Call Date, the principal amount thereof, plus, in each case interest accrued but not paid on the principal amount of such 2040 Notes to the date of redemption.

“Make-Whole Amount” for this purpose means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the 2040 Notes to be redeemed (exclusive of interest accrued but not paid to the date of redemption), discounted to the redemption date (assuming the 2040 Notes matured on the 2040 Notes Par Call Date) on an annual basis (assuming the actual number of days in a 365- or 366-day year) at the Benchmark Rate (as defined under Description of the Notes—Optional Redemption – 2040 Notes in the Prospectus Supplement) plus 35 basis points over (ii) the principal amount of such 2040 Notes.

Gross Proceeds:	€993,540,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Day Count:	Act/Act

Business Day Convention:	If any payment date for the 2040 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	London

Underwriting Discount:	0.17%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). Application will also be made to the London Stock Exchange plc for the Notes to be admitted to trading on the London Stock Exchange plc’s International Securities Market (the “ISM”) and the London Stock Exchange plc’s Sustainable Bond Market. Neither the Euro MTF nor the ISM is a regulated market for the purposes of Directive 2014/65/EU or Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

ISIN:	XS3276212035

Joint Book-Running Managers /Allocation:

Banco Bilbao Vizcaya Argentaria, S.A. (16.67%)

Banco Santander, S.A. (16.67%)

BNP PARIBAS (16.66%)

Citigroup Global Markets Limited (16.66%)

Crédit Agricole Corporate and Investment Bank (16.67%)

Société Générale (16.67%)

Stabilization:	FCA/ICMA

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated August 29, 2025 accompanies this free writing prospectus and is available on the website of the Securities and Exchange Commission (the “SEC”):

https://www.sec.gov/Archives/edgar/data/101368/000119312525192745/d16847dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 12, 2026, for the 2040 Notes, is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312526009627/d24096d424b2.htm

Mexico’s Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on June  20, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525143490/d923801d18k.htm

Mexico’s Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  2, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525154816/d889327d18ka.htm

Mexico’s Amendment No. 2 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525162257/d88820d18ka.htm

Mexico’s Amendment No. 3 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525182796/d64663d18ka.htm

Mexico’s Amendment No. 4 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  29, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192697/d936243d18ka.htm

Mexico’s Amendment No. 5 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  15, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525202679/d943395d18ka.htm

Mexico’s Amendment No. 6 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  19, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525208946/d52405d18ka.htm

Mexico’s Amendment No. 7 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  22, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525210604/d947917d18ka.htm

Mexico’s Amendment No. 8 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on January 5, 2026 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312526001540/d15506d18ka.htm.

Mexico’s Amendment No. 9 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on January  9, 2026 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312526009104/d56807d18ka.htm.

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banco Bilbao Vizcaya Argentaria, S.A. at +1 (800) 422-8692, Banco Santander, S.A. at +1 (855) 403-3636, BNP PARIBAS at +1 (888) 854-5674, Citigroup Global Markets Limited at +1 (800) 831-9146, Crédit Agricole Corporate and Investment Bank at +1-(866) 807-6030, Société Générale at +1 (855) 881-2108.

MiFID II and UK MiFIR professionals/ECPs only / No EU PRIIPs or UK PRIIPs KID: Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2036 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2036 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2036 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.